Exhibit 99.1

IFF to Share Vision 2020 at Investor Meeting

NEW YORK, N.Y., June 2, 2015 – International Flavors & Fragrances Inc. (NYSE: IFF), a leading global creator of flavors and fragrances for consumer products, announced that the Company’s senior executives will offer their perspective on IFF’s Vision 2020 and commentary on the second quarter and full year 2015, at an investor meeting today in New York City.

“The cornerstone of Vision 2020 is our new purpose statement, ‘We are the catalyst for discoveries that spark the senses and transform the everyday,’” said Andreas Fibig, Chairman and CEO. “Building on our legacy of pioneering firsts, we believe that our strategy will help us build differentiation and accelerate growth for all our stakeholders.”

The Company’s strategy is built on four pillars and supported by three enablers.

Win Where We Compete

“We aim to be #1 or #2 with key customers and in strategic categories and regions. To succeed, we must all be explorers, constantly pushing each other to take smart risks. This mindset, courage, and drive for the future is critical to IFF’s Vision 2020 and our team is ready.” Matthias Haeni, Group President, Flavors

Innovating Firsts

“Whether it’s being first-to-market with a revolutionary fragrance in response to a pressing consumer demand, cracking the code on a customer’s need for a breakthrough flavor, or rethinking supply chain processes that save time and support sustainability, we work together, leveraging a passionate team and robust intellectual property to deliver innovative “firsts” to our customers the world over.” Ahmet Baydar, SVP Research & Development

Become Our Customers’ Partner of Choice

“Nothing succeeds like exceptional partnerships, especially in the current environment. Our customers will gain additional access and leverage the full breadth of the added value we bring to them, including industry-leading consumer insights, robust innovation pipeline, the highest level of service and impeccable quality. We will bring them our best.” Nicolas Mirzayantz, Group President, Fragrances

Strengthen and Expand the Portfolio

“The boundaries of our industry are blurring and expanding, and we touch lives in a myriad of ways. By building on our core strengths and through strategic acquisitions, partnerships and collaborations, we will grow our market share and deliver exceptional and multifaceted solutions to our partners.” Rich O’Leary, Interim CFO

The three enablers to the strategy include Talent and Organization, with investment in its people; Continuous Improvement, with a relentless focus on finding efficiencies and streamlining processes to reinvest in the business; and Sustainability, strengthening sustainable practices and innovation in every area of the organization.

Financial Guidance

The Company is also announcing its long-term financial targets for 2016-2020. These include 4-6% currency neutral sales growth, 7-9% currency neutral operating profit growth, and 10% currency neutral EPS growth. In addition, the Company is targeting $500 million to $1 billion of sales growth through acquisitions by 2020. Leveraging its strong cash flow generation and commitment to Vision 2020, the Company intends to increase its targeted cash return to shareholders to 50-60% of adjusted net income.

The Company will also provide commentary on the second quarter 2015, where it expects currency neutral sales growth to be about 5% including approximately one point impact from Ottens Flavors. In addition, the Company expects adjusted operating profit in the second quarter to be up 6 to 8% on a currency neutral basis and flat to down low single-digits on a reported basis. For the full year 2015, the Company expects currency neutral sales to be in line with its long-term target and expects adjusted operating profit and adjusted EPS to be at the low-end of its long-term range, on a currency neutral basis.

“Over the past five years, IFF’s strategy has served us well, putting key fundamentals and a disciplined approach in place,” continued Mr. Fibig. “Vision 2020 is a natural evolution and the logical next step that will provide the fuel we need to accelerate our growth and increase differentiation. We are here to lead where we compete. We believe our strong financial foundation, expansion in key markets and investment in innovation will redefine winning and lead to sustainable, profitable growth at IFF.”

The live webcast of today’s meeting and accompanying presentation materials, as well as the U.S. Generally Accepted Accounting Principles (U.S. GAAP) reconciliation, can be accessed by visiting the Investor Relations section of www.iff.com. The meeting will begin at 1:00 pm EDT and the webcast will be available as an archive on the site for later viewing.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for the second quarter and full year 2015, and our ability to generate shareholder returns and sustain our long-term growth performance. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2015. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) volatility and increases in the price of raw materials, energy and transportation; (2) the economic and political risks associated with the Company’s international operations; (3) the Company’s ability to benefit from its investments and expansion in emerging markets; (4) fluctuations in the quality and availability of raw materials; (5) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (6) the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability, realization of price increases and growth targets; (7) the Company’s ability to successfully develop new and competitive products that appeal to its customers and consumers; (8) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (9) the impact of currency fluctuations or devaluations in the Company’s principal foreign markets; (10) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (11) the effects of any unanticipated costs and construction or start-up delays in the expansion of the Company’s facilities; (12) the Company’s ability to successfully identify and execute acquisitions, collaborations and joint ventures; (13) the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by U.S. and foreign governments; (14) adverse changes in federal, state, local and foreign tax legislation or adverse results of tax audits, assessments, or disputes; and (15) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About International Flavors & Fragrances Inc.

International Flavors & Fragrances Inc. (NYSE:IFF) is a leading global creator of flavors and fragrances used in a wide variety of consumer products. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, sweet goods and food products. The Company leverages its competitive advantages of consumer insight, research and development, creative expertise, and customer intimacy to provide customers with innovative and differentiated product offerings. A member of the S&P 500 Index, IFF has more than 6,200 employees working in 32 countries worldwide. For more information, please visit our website at www.iff.com; follow us on Twitter and LinkedIn.

Contact:

VP, Global Corporate Communications & Investor Relations

Michael DeVeau

212-708-7164